Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-228323) of Rhythm Pharmaceuticals, Inc.,

(2)	Registration Statement (Form S-8 No. 333-229642) pertaining to the 2017 Equity Incentive Plan and the 2017 Employee Stock Purchase Plan of Rhythm Pharmaceuticals, Inc.,

(3)	Registration Statement (Form S-8 No. 333-223647) pertaining to the 2017 Equity Incentive Plan of Rhythm Pharmaceuticals, Inc., and

(4)	Registration Statement (Form S-8 No. 333-220925) pertaining to the 2017 Equity Incentive Plan and the 2017 Employee Stock Purchase Plan of Rhythm Pharmaceuticals, Inc.;

of our report dated March 2, 2020, with respect to the consolidated financial statements of Rhythm Pharmaceuticals, Inc. included in this Annual Report (Form 10-K) of Rhythm Pharmaceuticals, Inc. for the year ended December 31, 2019.

/s/ Ernst & Young LLP

Boston, Massachusetts

March 2, 2020